SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                  June 20, 2002
                                 Date of Report
                           (Date of Earliest Reported)


                       Circuit Source International, Inc.
             (Exact name of registrant as specified in its charter)


   Nevada                          0-30913                       86-0985427
 (State of                       (Commission                 (I.R.S. Employer
Incorporation)                   File Number)             Identification Number)


             1930 East Third Street, Suite 15, Tempe, Arizona 85281 (Address of Principal Executive Offices Including Zip Code)


                                 (480) 967 7090
                         (Registrant's Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 18, 2002, the registrant decided to replace its certifying accountant. The certifying accountant's report on the financial statements for the past year was unqualified.

     During the registrant's two most recent fiscal years and any subsequent interim period preceding said withdrawal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or (iv) (B) through (E).

     The registrant on, June 18, 2002 retained, Zolondek, Strassels, Greene & Freed, PC of Phoenix Arizona as its principal accountant. Neither the registrant nor anyone on its staff has consulted Zolondek, Strassels, Greene & Freed, PC, during the two most recent past fiscal years, and any later interim period, regarding any matter for which reporting is required under regulation SB, Item 304(a) (2) (i) or (ii) and the related instructions. The Board of Directors approved the appointment of Zolondek, Strassels, Greene & Freed, PC.

ITEM 7. EXHIBITS

     16. Letter from former auditor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 20, 2002                        Circuit Source International, Inc.


                                           By: /s/James Keaton
                                               ------------------------------
                                                James Keaton
                                           Its: President and CEO